EXHIBIT 23.4

Consent of Cawley Gillespie & Associates, Inc. Petroleum Engineers

        As independent petroleum engineers, Cawley Gillespie & Associates, Inc. Petroleum Engineers hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Magnum Hunter Resources, Inc. (the “Company”) of all references to our reports and our firm included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. This registration statement on Form S-3 is to be filed on or about September 26, 2003.

/s/ Cawley Gillespie &Associates, Inc. Cawley Gillespie & Associates, Inc. Petroleum Engineers

Fort Worth, Texas September 24, 2003